UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2020

Replay Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	001-38859 (Commission File Number)	N/A (I.R.S. Employer Identification No.)
767 Fifth Avenue, 46th Floor New York, New York (Address of principal executive offices)	10153 (Zip Code)
(212) 891-2700 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one-half of one Warrant	RPLA.U	The New York Stock Exchange
Ordinary Shares, par value $0.0001 per share	RPLA	The New York Stock Exchange
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise price of $11.50	RPLA WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

General

On October 12, 2020, Replay Acquisition Corp., a Cayman Islands exempted company (“Replay”); Finance of America Equity Capital LLC, a Delaware limited liability company (“FoA”); Finance of America Companies Inc., a Delaware corporation and wholly owned subsidiary of Replay (“New Pubco”); RPLY Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of New Pubco (“Replay Merger Sub”); RPLY BLKR Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of New Pubco (“Blocker Merger Sub”); Blackstone Tactical Opportunities Fund (Urban Feeder) – NQ L.P., a Delaware limited partnership (“Blocker”); Blackstone Tactical Opportunities Associates – NQ L.L.C., a Delaware limited liability company (“Blocker GP”); BTO Urban Holdings L.L.C., a Delaware limited liability company (“BTO Urban”), Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P., a Delaware limited partnership (“ESC”), Libman Family Holdings LLC, a Connecticut limited liability company (“Family Holdings”), The Mortgage Opportunity Group LLC, a Connecticut limited liability company (“TMO”), L and TF, LLC, a North Carolina limited liability company (“L&TF”), UFG Management Holdings LLC, a Delaware limited liability company (“Management Holdings”), and Joe Cayre (each of BTO Urban, ESC, Family Holdings, TMO, L&TF, Management Holdings and Joe Cayre, a “Seller” and, collectively, the “Sellers”); and BTO Urban and Family Holdings, solely in their joint capacity as the representative of the Sellers pursuant to Section 12.18 of the Transaction Agreement (as defined below) (the “Seller Representative”), entered into a Transaction Agreement (the “Transaction Agreement”) pursuant to which Replay agreed to combine with FoA in a transaction (the “Proposed Transaction”) that will result in New Pubco becoming a publicly-traded company on the New York Stock Exchange (“NYSE”) and controlling FoA in an “UP-C” structure. Subject to the qualifications below, a summary of certain of the terms of the Transaction Agreement and other related agreements follows. Capitalized terms used in this Current Report on Form 8-K but not otherwise defined herein have the meanings given to them in the Transaction Agreement.

Transaction Agreement

Structure of the Proposed Transaction

The Proposed Transaction encompasses a series of transactions to effect an “UP-C” structure, pursuant to which, among other things: (i) Replay will (A) domesticate to a Delaware limited liability company (the “Domestication”), whereby each ordinary share, par value $0.0001 per share (“Ordinary Shares”), of Replay outstanding immediately prior to the Domestication will be converted into a limited liability company unit (“Replay LLC Units”), and (B) subsequently merge with Replay Merger Sub (with Replay surviving such merger as a direct wholly owned subsidiary of New Pubco), whereby each Replay LLC Unit outstanding immediately prior to such merger will be converted into the right to receive one share of New Pubco’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”); (ii) New Pubco will acquire (A) a direct equity interest in FoA from the Sellers, (B) a direct equity interest in FoA from Blocker GP as a contribution of such equity interest to New Pubco by Blocker GP and (C) an indirect equity interest in FoA through the acquisition from the holders of Blocker Shares (as defined below) as of immediately prior to the Blocker Merger Effective Time (such holders, the “Blocker Shareholders”) of a 100% interest in Blocker (which, at the time of such acquisition, will hold an equity interest in FoA) pursuant to the merger of Blocker Merger Sub with Blocker, with Blocker surviving the merger as a direct wholly owned subsidiary of New Pubco (the “Blocker Merger”); (iii) the Sellers will hold limited liability company interests in FoA (“FoA Units”) that are exchangeable on a one-for-one basis for shares of Class A Common Stock, (iv) Blocker GP and Blocker Shareholders will, directly or indirectly, hold shares of Class A Common Stock; and (v) holders of FoA Units (including the Sellers but excluding New Pubco or any wholly owned subsidiary thereof) will hold shares of New Pubco’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”), which will have no economic rights but will entitle each holder of at least one such share (regardless of the number of shares so held) to a number of votes that is equal to the aggregate number of FoA Units held by such holder on all matters on which stockholders of New Pubco are entitled to vote generally.

Consideration

The aggregate consideration payable or issuable to the Sellers, Blocker GP and the Blocker Shareholders in connection with the Proposed Transaction will consist of, as applicable, (a) the aggregate amount of Seller Cash Consideration (as defined below), (b) the Blocker GP Sale Consideration (as defined below), (c) the aggregate number of Seller Class B Shares (as defined below), (d) the aggregate amount of Blocker Merger Consideration (as defined below), and (e) the Earnout Securities (as defined below). In addition, in exchange for the FoA Units that Blocker GP will contribute to New Pubco, New Pubco will issue to Blocker GP a number of shares of Class A Common Stock equal to the number of FoA Units so contributed.

(a)	Seller Cash Consideration

Replay will purchase from each Seller a number of FoA Units (as calculated pursuant to the terms and conditions of the Transaction Agreement), in exchange for cash in an amount equal to the product of (such aggregate cash to be paid to a Seller, such Seller’s “Seller Cash Consideration”):

(i)	the gross amount of the cash paid by the PIPE Investors to Replay pursuant to the PIPE plus the amount of cash held by Replay inside or outside of the Trust Account (as defined below), less the amount of cash to be paid from the Trust Account to Redeeming Shareholders (as defined below) (the “Pre-Closing Purchaser Cash”), multiplied by

(ii)	the quotient of (x) the number of FoA Units owned by such Seller as of immediately following the Company Equity Reclassification (as defined below), divided by (y) the total number of FoA Units outstanding immediately prior to the Closing but immediately following the Company Equity Reclassification (“Pre-Closing Outstanding Units”).

(b)	Blocker GP Sale Consideration

Replay will purchase from Blocker GP a number of FoA Units (as calculated pursuant to the terms and conditions of the Transaction Agreement), in exchange for cash in an amount equal to the product of (such cash, the “Blocker GP Sale Consideration”):

(i)	the Pre-Closing Purchaser Cash, multiplied by

(ii)	the quotient of (x) the number of FoA Units owned by Blocker GP as of immediately following the Company Equity Reclassification, divided by (y) the Pre-Closing Outstanding Units.

(c)	Seller Class B Shares

New Pubco will issue to each Seller 100 shares of Class B Common Stock (as to each Seller, such Seller’s “Seller Class B Shares”) in exchange for the contribution by such Seller to New Pubco of cash equal to the par value of such Seller Class B Shares.

(d)	Blocker Merger Consideration

At the Blocker Merger Effective Time, by virtue of the Blocker Merger, each unit of limited liability company interest of Blocker (which, immediately prior to the Blocker Merger, will have been converted from a Delaware limited partnership into a Delaware limited liability company) (each such unit, a “Blocker Share”) that is issued and outstanding immediately prior to the Blocker Merger Effective Time will be automatically converted into the right to receive (the “Blocker Merger Consideration”):

(i)	a number of validly issued, fully-paid and nonassessable shares of Class A Common Stock equal to the quotient of (x) the product of (1) the number of FoA Units owned by Blocker as of immediately following the Company Equity Reclassification multiplied by (2) the difference of (A) 100% minus (B) the Sale Percentage (as defined below) divided by (y) the number of Blocker Shares issued and outstanding immediately prior to the Blocker Merger Effective Time, and

(ii)	an amount in cash equal to the quotient of (x) the product of (1) the Pre-Closing Purchaser Cash multiplied by (2) the quotient of (A) the number of FoA Units owned by Blocker as of immediately following the Company Equity Reclassification divided by (B) the Pre-Closing Outstanding Units divided by (y) the number of Blocker Shares issued and outstanding immediately prior to the Blocker Merger Effective Time.

“Sale Percentage” means the quotient (expressed as a percentage) of: (i) a number of FoA Units equal to the sum of (x) the number of Ordinary Shares outstanding as of immediately prior to the Domestication (and excluding 4,258,500 Ordinary Shares (i.e., a number of Ordinary Shares equal to 60% of the number of Founder Shares (as defined below) held by the Sponsor (as defined below))), plus (y) the number of shares of Class A Common Stock held by PIPE Investors as of immediately prior to the Domestication, which number of FoA Units will also be reduced by the number of Ordinary Shares for which Redeeming Stockholders have validly requested redemption, divided by (ii) the Equity Value Amount (as defined below).

“Founder Shares” means: (i) the 7,187,500 Ordinary Shares that were purchased in a private placement prior to Replay’s initial public offering; and (ii) following the Purchaser Merger, the 7,187,500 shares of Class A Common Stock into which the aggregate amount of Ordinary Shares referred to in clause (i) will be converted pursuant to the Purchaser Merger.

“Equity Value Amount” means (i) (A) $1,912,000,000 minus (B) the Equity Value Reduction Amount (as defined below), if any, divided by (ii) $10. “Equity Value Reduction Amount” means an amount equal to the excess, if any, of (a) the aggregate principal amount outstanding as of 12:01 a.m. on the Closing Date of any Senior Notes that were issued by FoA or any of its subsidiaries after the date of the Transaction Agreement over (b) $350,000,000; provided, that any such excess will be reduced dollar-for-dollar by the aggregate amount of all cash used to repay any indebtedness of FoA or its subsidiaries at, prior to or in connection with the Closing.

(e)	Earnout Securities

Following the Closing, New Pubco and FoA collectively will issue up to an aggregate of 18,000,000 Earnout Securities to the Blocker Shareholders (in the case of issuances by New Pubco) and to Blocker GP and the Sellers (in the case of issuances by FoA) as follows:

•	9,000,000 Earnout Securities, in the aggregate, in the event that the average trading price of the Class A Common Stock is $12.50 or greater for any 20 trading days within a period of 30 consecutive trading days prior to the sixth anniversary of the Closing (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”); and

•	9,000,000 Earnout Securities, in the aggregate, in the event that the average trading price of the Class A Common Stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to the sixth anniversary of the Closing (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”).

Such Earnout Securities will also become issuable under certain circumstances if an agreement with respect to a sale of New Pubco (a “New Pubco Sale”) is entered into prior to the sixth anniversary of the Closing. “Earnout Securities” means (i) in the case of an issuance by New Pubco to the Blocker Shareholders, shares of Class A Common Stock and (ii) in the case of an issuance by FoA to Blocker GP and the Sellers, FoA Units.

Conduct of Business Covenants

During the period from the date of the Transaction Agreement through the earlier of the Closing and the termination of the Transaction Agreement in accordance with its terms (the “Interim Period”), subject to certain exceptions (including in response to COVID-19), FoA must use commercially reasonable efforts to (i) conduct its business in the ordinary course of business consistent with past practice in all material respects, (ii) keep intact its business in all material respects and (iii) preserve relationships with material customers and suppliers in all material respects, and will be subject to certain additional customary prohibitions on its conduct of business. During the Interim Period, FoA and its subsidiaries may declare and pay dividends or other distributions to their equityholders, and may redeem or repurchase equity securities of FoA and its subsidiaries, so long as, after giving effect to such dividends, distributions, redemptions and repurchases but before giving effect to the payment of any transaction expenses of FoA or Replay, the cash held by FoA and its subsidiaries as of the last day of the month in which the Closing is expected to occur would reasonably be expected to be equal to at least $250.0 million.

During the Interim Period, Replay must operate in the ordinary course of business as a blank check company and not engage in any operations or practices other than in connection with its status as a blank check company or the Proposed Transaction, and will be subject to certain additional customary prohibitions on the conduct of its business.

Reasonable Best Efforts; Regulatory Approvals

During the Interim Period, each of the parties must use its reasonable best efforts to take all necessary actions to consummate the Proposed Transaction as promptly as practicable, including providing any notices to any Person required in connection with the consummation of the Proposed Transaction and obtaining any licenses, consents, waivers, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the Proposed Transaction, including approvals from government-sponsored enterprises and state mortgage regulators.

Proxy Statement/Prospectus and Stockholder Meeting

As promptly as practicable after the date of the Transaction Agreement (and in any event within 30 days), subject to the receipt of certain required historical audited financial statements of FoA, New Pubco will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain of the shares of Class A Common Stock issuable in connection with the Proposed Transaction. Such Registration Statement will include a proxy statement/prospectus (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”) to be sent to the shareholders of Replay for the purpose of soliciting proxies for the matters to be acted upon at a special meeting of Replay’s shareholders (the “Shareholder Meeting”), and providing Replay’s shareholders (other than the Sponsor Persons (as defined below)) an opportunity, in accordance with Replay’s amended and restated memorandum and articles of association, to have their Ordinary Shares redeemed (the “Redemption”), in conjunction with the shareholder vote on the proposals set forth in the Proxy Statement/Prospectus.

Replay shall, through its board of directors, recommend to its stockholders that they approve each of the proposals to be voted on at the Shareholder Meeting (the “Replay Board Recommendation”) and shall include the Replay Board Recommendation in the Proxy Statement/Prospectus. The Replay board of directors shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Replay Board Recommendation.

Exclusivity

During the Interim Period, each of Replay and FoA shall not, and shall cause its Affiliates and Representatives not to, solicit, initiate, continue, engage in or facilitate discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide any information to or commence due diligence with respect to, any Person (other than the applicable parties to the Transaction Agreement (and their respective Representatives) as contemplated by the Transaction Agreement) concerning, relating to or which is intended or could reasonably be likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral, relating to any merger, asset acquisition, stock purchase, reorganization or similar business combination.

Warrant Offer

At the sole election of FoA, during the period prior to the Closing, Replay shall commence a tender offer (the “Warrant Offer”) for the outstanding warrants issued as part of the units sold in Replay’s initial public offering (the “Public Warrants”), with the price per Public Warrant, the aggregate amount of warrants subject to the Warrant Offer, and the other terms and conditions of the Warrant Offer to be determined by FoA in its sole discretion. In the event FoA elects to have Replay commence the Warrant Offer, Replay will use its reasonable best efforts to launch the Warrant Offer as soon as practicable, and the Warrant Offer will be consummated concurrently with the Closing, with any payment for the Public Warrants in connection with the Warrant Offer to be made from the cash of the combined companies after the release of funds from Replay’s trust account established in connection with its initial public offering (the “Trust Account”).

Pre-Closing Governance Covenants

Among other customary pre-Closing governance covenants, New Pubco must elect or otherwise cause the entire board of directors of New Pubco (the “New Pubco Board”), effective upon the Closing, to be comprised of persons designated by FoA (provided, that the New Pubco Board as so constituted must comply with applicable rules concerning director independence required by the SEC and the rules and listing standards of the NYSE).

Representations and Warranties

The Transaction Agreement contains customary representations and warranties that each of the parties have made to each other relating to, among other matters, their respective businesses, their ability to enter into the Transaction Agreement and their outstanding capitalization and, in the case of Replay, its public filings. The representations and warranties in the Transaction Agreement and in any certificate, statement or instrument delivered pursuant to the Transaction Agreement will terminate effective as of, and will not survive, the Closing.

Conditions to the Closing of the Proposed Transaction

The respective obligations of the parties to consummate the Proposed Transaction are subject to the satisfaction of the following conditions: (i) Replay’s shareholders having approved, among other things, the transactions contemplated by the Transaction Agreement; (ii) the absence of any Governmental Order that would prohibit the Proposed Transaction; (iii) the termination or expiration of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) all applicable required governmental consents, notices and approvals to or from any Governmental Entities having been made or obtained; (v) Replay having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Closing; and (vi) the Registration Statement having been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement having been issued and not withdrawn and no proceedings for that purpose having been initiated or threatened and not withdrawn by the SEC or any other Governmental Entity.

The respective obligations of Replay, New Pubco, Purchaser Merger Sub and Blocker Merger Sub (collectively, the “Purchaser-Side Parties”) to consummate the Proposed Transaction are subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of FoA and the other Seller-Side Parties being true and correct, subject to the materiality standards set forth in the Transaction Agreement; (ii) FoA and each other Seller-Side Party having performed in all material respects all of its covenants and agreements required to be performed on or prior to the Closing Date (the conditions in clauses (i) and (ii) being the “Seller-Side Party Rep & Covenant Conditions”); (iii) Replay having received a certificate of each Seller-Side Party certifying to the satisfaction of the Seller-Side Party Rep & Covenant Conditions applicable to such Seller-Side Party; and (iv) the Pre-Closing Reorganization (including any permitted modifications thereto) having been completed.

The respective obligations of FoA, the Sellers, Blocker and Blocker GP (collectively, the “Seller-Side Parties”) to consummate the Proposed Transaction are subject to the satisfaction or waiver of the following conditions: (i) the representations and warranties of Replay and the other Purchaser-Side Parties being true and correct, subject to the materiality standards set forth in the Transaction Agreement; (ii) Replay and each other Purchaser-Side Party having performed in all material respects all of its covenants and agreements required to be performed on or prior to the Closing Date (the conditions in clauses (i) and (ii) being the “Purchaser-Side Party Rep & Covenant Conditions”); (iii) the Seller Representative having received a certificate of each Purchaser-Side Party certifying to the satisfaction of the Purchaser-Side Party Rep & Covenant Conditions applicable to such Purchaser-Side Party; (iv) the Pre-Closing Purchaser Cash being equal to or greater than $400,000,000 (excluding payment of any deferred underwriting fees and certain permitted transaction expenses of each of FoA and Replay); (v) Replay having delivered to the Seller Representative executed copies of certain ancillary agreements; (vi) the New Pubco Board being constituted with the persons designated by FoA (subject to a majority of the New Pubco Board being independent as required by the SEC and NYSE); (vii) all aspects of the Domestication having been completed; (viii) Replay having complied in all respects with its pre-closing governance covenants; (ix) the pre-Closing transactions contemplated by the Sponsor Agreement (as defined below) having been completed; and (x) to the extent elected by FoA, Replay having commenced prior to the Closing, and having consummated concurrently with the Closing, the Warrant Offer.

Termination of the Transaction Agreement

The Transaction Agreement may be terminated prior to the Closing, whether before or after approval of the Transaction Agreement by the shareholders of Replay, as follows:

•	by the mutual written consent of the Seller Representative and Replay;

•	by either the Seller Representative or Replay, if: (i) the Closing does not occur prior to April 8, 2021 (or, if Replay stockholders approve an extension of the date by which Replay must consummate a Business Combination to October 8, 2021 (or, under certain circumstances, such other date as may be designated by FoA), prior to October 8, 2021 or such later applicable date) (as applicable, the “Outside Date”); provided, however, that neither the Seller Representative nor Replay may so terminate if a Seller-Side Party (in the case of a purported termination by the Seller Representative) or a Purchaser-Side Party (in the case of a purported termination by FoA), at the time of such purported termination, has breached any of its obligations under the Transaction Agreement in any material respect and such breach causes, or results in, either (A) the failure to satisfy the conditions to the obligations of the non-terminating party to consummate the Proposed Transaction prior to the Outside Date, or (B) the failure of the Closing to have occurred prior to the Outside Date;

•	by either the Seller Representative or Replay, if there shall be in effect a final, nonappealable Governmental Order of a Governmental Entity having competent jurisdiction over FoA’s business (other than any portion thereof that is not material) prohibiting the consummation of the Proposed Transaction; provided, however, that the right to so terminate will not be available to the party seeking to terminate if a Seller-Side Party (in the case of a purported termination by the Seller Representative) or a Purchaser-Side Party (in the case of a purported termination by Replay) has breached any of its representations, warranties, covenants or other agreements under the Transaction Agreement and such breach or breaches would result in a failure of a condition to the obligations of the non-terminating party to consummate the Proposed Transaction;

•	by Replay, if: (i) none of the Purchaser-Side Parties has breached any of their respective representations, warranties, covenants or other agreements in the Transaction Agreement in any material respect and (ii) a Seller-Side Party has breached any of its representations, warranties, covenants or other agreements in the Transaction Agreement in any material respect and such breach or breaches would render any of the Seller-Side Party Rep & Covenant Conditions not to be satisfied, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) 20 business days after the giving of written notice by Replay to the Seller Representative and (y) two business days prior to the Outside Date;

•	by the Seller Representative, if (i) none of the Seller-Side Parties has breached any of their respective representations, warranties, covenants or other agreements in any material respect and (ii) a Seller-Side Party has breached any of its representations, warranties, covenants or other agreements in the Transaction Agreement in any material respect and such breach or breaches would render any of the Purchaser-Side Party Rep & Covenant Conditions not to be satisfied, and such breach is either (A) not capable of being cured prior to the Outside Date or (B) if curable, is not cured within the earlier of (x) 20 business days after the giving of written notice by the Seller Representative to Replay and (y) two business days prior to the Outside Date; or

•	by Replay, if FoA has not delivered certain historical audited financial statements of FoA to Replay by January 31, 2021.

Upon termination of the Transaction Agreement, the Transaction Agreement will become void and have no further effect (other than certain customary provisions that will survive a termination), without any liability to the parties thereto (other than liability for any willful breach of the Transaction Agreement by a party occurring prior to the termination of the Transaction Agreement).

A copy of the Transaction Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Transaction Agreement is qualified in its entirety by reference to the full text of the Transaction Agreement filed with this Current Report on Form 8-K. The Transaction Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about FoA, Replay, New Pubco or the other parties thereto or any Affiliates thereof. In particular, the assertions embodied in representations and warranties by FoA, Replay, New Pubco, the Sellers, Blocker, Blocker GP and the other parties to the Transaction Agreement contained in the Transaction Agreement are qualified by materiality and knowledge qualifiers and by information in the disclosure schedules provided by the parties in connection with the signing of the Transaction Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Transaction Agreement. Moreover, certain representations and warranties in the Transaction Agreement were used for the purpose of allocating risk between the parties, rather than establishing matters as facts. Accordingly, investors and security holders should not rely on the representations and warranties in the Transaction Agreement as characterizations of the actual state of facts about FoA, Replay, New Pubco, the Sellers, the Blocker, Blocker GP or the other parties to the Transaction Agreement.

Sponsor Agreement

Contemporaneously with the execution of the Transaction Agreement, Replay Sponsor, LLC (the “Sponsor”) and Replay’s directors and officers (together with the Sponsor, the “Sponsor Persons”) entered into an amendment and restatement of the existing Sponsor Agreement (as amended and restated, the “Sponsor Agreement”) with New Pubco, Replay and FoA, pursuant to which, among other things, (i) immediately prior to the Domestication, all of the private placement warrants owned by the Sponsor will be exchanged for Ordinary Shares (the “Warrant Exchange”) and (ii) excluding the Founder Shares held by Daniel Marx, Mariano Bosch or Russell Colaco (unless transferred to any other Sponsor Person or permitted transferee thereof), 40% of the Founder Shares held by the Sponsor will be vested and wholly owned by the Sponsor as of the Closing and 60% of the Founder Shares held by the Sponsor will be subject to vesting and forfeiture in accordance with the following terms and conditions:

•	Upon the First Earnout Achievement Date (should it occur), 35% of the unvested Founder Shares beneficially owned by each Sponsor Person (or affiliate thereof) as of immediately prior to the Closing will vest; and

•	Upon the Second Earnout Achievement Date (should it occur), 25% of the unvested Founder Shares beneficially owned by each Sponsor Person (or affiliate thereof) as of immediately prior to the Closing will vest.

Such Founder Shares will also vest under certain circumstances if an agreement with respect to a New Pubco Sale is entered into prior to the sixth anniversary of the Closing. If the First Earnout Achievement Date or the Second Earnout Achievement Date, as applicable, or a New Pubco Sale that results in vesting of such Founder Shares has not occurred prior to the sixth anniversary of the Closing, the applicable Founder Shares that were eligible to vest pursuant to the Sponsor Agreement will not vest and will be forfeited.

Pursuant to the Sponsor Agreement, the Sponsor Persons have agreed to (i) vote or cause to be voted at the Shareholder Meeting all of their Founder Shares and all other equity securities that they hold in Replay in favor of each proposal in connection with the Proposed Transaction and the Transaction Agreement and any other matters reasonably necessary for consummation of the Proposed Transaction, (ii) use reasonable best efforts to cause to be done all reasonably necessary, proper or advisable actions to consummate the Proposed Transaction, (iii) waive all redemption rights and certain other rights in connection with the Proposed Transaction and (iv) be bound by the same exclusivity obligations that bind the Purchaser-Side Parties in the Transaction Agreement.

The Sponsor Agreement also provides for (i) a one-year post-Closing lock-up period applicable to the transfer of a Sponsor Person’s New Pubco securities, other than any securities of Replay issued in Replay’s initial public offering or purchased on the open market, pursuant to the PIPE or acquired through the Warrant Exchange (collectively, the “Excluded Securities”) and (ii) a 180-day post-Closing lock-up period applicable to the transfer of a Sponsor Person’s Excluded Shares, other than any Excluded Shares purchased in connection with the PIPE or on the open market after the date of the Sponsor Agreement.

The foregoing description of the Sponsor Agreement is qualified in its entirety by reference to the full text of the Sponsor Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Stockholders Agreement

In connection with the Proposed Transaction, concurrently with the Closing, New Pubco and certain pre-Closing equityholders of FoA will enter into a Stockholders Agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, each of (i) certain funds affiliated with The Blackstone Group Inc. (“Blackstone”, and such funds, the “Blackstone Investors”) and (ii) Brian Libman and certain entities controlled by him (the “BL Investors” and, together with the Blackstone Investors, the “Principal Stockholders”) will be entitled to nominate a certain number of directors to the New Pubco Board, based on each such holder’s ownership of the voting securities of New Pubco. The nomination rights of each Principal Stockholder are substantially identical and subject to the same terms, conditions and requirements. The number of directors that each of the Blackstone Investors and the BL Investors will separately be entitled to designate to the New Pubco Board increases and/or decreases on a sliding scale such that, for example, if the Blackstone Investors or the BL Investors, as the case may be, hold more than 40% of the outstanding shares of Class A Common Stock, assuming a full exchange of all FoA Units for the publicly traded Class A Common Stock, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 40% of the members of the New Pubco Board; if the Blackstone Investors or the BL Investors, as the case may be, hold between 30% and 40% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 30% of the members of the New Pubco Board; if the Blackstone Investors or the BL Investors, as the case may be, hold between 20% and 30% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 20% of the members of the New Pubco Board; and if the Blackstone Investors or the BL Investors, as the case may be, hold between 5% and 20% of such outstanding shares, such applicable investors will be entitled to designate the lowest whole number of directors that is greater than 10% of the members of the New Pubco Board).

Furthermore, pursuant to the Stockholders Agreement and subject to certain exceptions as set forth therein, for a period of 180 days following the Closing, each Principal Stockholder will not, and will cause any other holder of record of any of such Principal Stockholder’s New Pubco securities, not to, transfer any of such Principal Stockholder’s New Pubco securities, other than any such securities purchased in the PIPE or on the open market.

The Stockholders Agreement will also provide each Principal Stockholder with basic information and management rights, as well as detailed venture capital operating company covenants. In addition, the Stockholders Agreement will permit New Pubco’s Principal Stockholders to assign their rights and obligations under the agreement, in whole or in part, without New Pubco’s prior written consent. Furthermore, the Stockholders Agreement also requires New Pubco to cooperate with the Principal Stockholders in connection with certain future pledges, hypothecations, grants of security interest in or transfers (including to third party investors) of any or all of the FoA Units held by the Principal Stockholders, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit.

The preceding summary of certain terms and conditions of the Stockholders Agreement is qualified in its entirety by reference to the form of Stockholders Agreement, a copy of which is included as Exhibit B to the Transaction Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

In connection with the Proposed Transaction, concurrently with the Closing, New Pubco and the Principal Stockholders will enter into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, upon the demand of any Principal Stockholder, New Pubco will be required to facilitate a non-shelf registered offering of the New Pubco shares requested by such Principal Stockholder to be included in such offering. Any demanded non-shelf registered offering may, at New Pubco’s option, include New Pubco Shares to be sold by New Pubco for its own account and will also include registrable shares to be sold by holders that exercise their related piggyback rights in accordance with the Registration Rights Agreement. Within 90 days after receipt of a demand for such registration, New Pubco will be required to use its reasonable best efforts to file a registration statement relating to such demand. In certain circumstances, Principal Stockholders will be entitled to piggyback registration rights in connection with the demand of a non-shelf registered offering.

In addition, the Registration Rights Agreement will entitle the Principal Stockholders to demand and be included in a shelf registration when New Pubco is eligible to sell its New Pubco Shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415 of the Securities Act. Within 45 days (in the case of a shelf registration on Form S-1) or 30 days (in the case of a shelf registration on Form S-3) after receipt of a demand for such registration, New Pubco will be required to use its reasonable best efforts to file a registration statement relating to such demand. Moreover, upon the demand of a Principal Stockholder, New Pubco will be required to facilitate in the manner described in the Registration Rights Agreement a “takedown” off of an effective shelf registration statement of registrable shares requested by such Principal Stockholder.

The Registration Rights Agreement also provides that New Pubco will pay certain expenses relating to such registrations and indemnify the registration rights holders against (or make contributions in respect of) certain liabilities which may arise under the Securities Act.

The preceding summary of certain terms and conditions of the Registration Rights Agreement is qualified in its entirety by reference to the form of Registration Rights Agreement, a copy of which is included as Exhibit C to the Transaction Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Amended and Restated Limited Liability Company Agreement

In connection with the Transaction, immediately prior to the Closing, FoA will adopt an Amended and Restated Limited Liability Company Agreement (the “A&R LLC Agreement”). In connection with the adoption of the A&R LLC Agreement, all equity interests of FoA as of immediately prior to the Closing will be reclassified into a single class of unitized equity interests designated as FoA Units (the “Company Equity Reclassification”).

Pursuant to the A&R LLC Agreement, New Pubco will have the sole right to appoint all of the managers of FoA. Accordingly, New Pubco will have the right to determine when distributions will be made to the members of FoA and the amount of any such distributions. If New Pubco authorizes a distribution, such distribution will be made to the holders of FoA Units pro rata in accordance with the percentages of their respective FoA Units held. The A&R LLC Agreement will provide for tax distributions to the holders of FoA Units if New Pubco determines that a holder, by reason of holding FoA Units, incurs an income tax liability.

The A&R LLC Agreement will also provide that substantially all expenses incurred by or attributable to New Pubco, but not including obligations incurred under the tax receivable agreements by New Pubco, income tax expenses of New Pubco and payments on indebtedness incurred by New Pubco, will be borne by FoA.

The preceding summary of certain terms and conditions of the A&R LLC Agreement is qualified in its entirety by reference to the form of A&R LLC Agreement, a copy of which is included as Exhibit D to the Transaction Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exchange Agreement

In connection with the Proposed Transaction, concurrently with the Closing, New Pubco, FoA and holders of FoA Units will enter into an Exchange Agreement (the “Exchange Agreement”). The Exchange Agreement will set forth the terms and conditions upon which holders of FoA Units may exchange their FoA Units for shares of Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each holder of FoA Units (other than New Pubco and its subsidiaries), and certain permitted transferees thereof, may on a quarterly basis (subject to the terms of the Exchange Agreement) exchange their FoA Units for shares of Class A Common Stock. In addition, subject to certain requirements, the Blackstone Investors and the BL Investors will generally be permitted to exchange FoA Units for shares of Class A Common Stock from and after the Closing provided that the number of FoA Units surrendered in such exchanges during any 30 calendar day period represent, in the aggregate, greater than 2% of total interests in partnership capital or profits. Any Class A Common Stock received by the Blackstone Investors or the BL Investors in any such exchange during the applicable restricted periods would be subject to the lock-up agreements entered into in connection with the Proposed Transaction. New Pubco may impose restrictions on exchange that it determines to be necessary or advisable so that New Pubco is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. As a holder exchanges FoA Units for shares of Class A Common Stock, the number of FoA Units held by New Pubco is correspondingly increased as it acquires the exchanged FoA Units.

The preceding summary of certain terms and conditions of the Exchange Agreement is qualified in its entirety by reference to the form of Exchange Agreement, a copy of which is included as Exhibit G to the Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Tax Receivable Agreements

In connection with the Proposed Transaction, concurrently with the Closing, New Pubco will enter into a Tax Receivable Agreement with certain funds affiliated with Blackstone (the “Blackstone Tax Receivable Agreement”) and a Tax Receivable Agreement with certain other members of FoA (the “FoA Tax Receivable Agreement,” and collectively with the Blackstone Tax Receivable Agreement, the “Tax Receivable Agreements”). The Tax Receivable Agreements generally provide for the payment by New Pubco to certain owners of FoA prior to the Proposed Transaction (the “TRA Parties”) of 85% of the cash tax benefits, if any, that New Pubco is deemed to realize (calculated using certain simplifying assumptions) as a result of (i) tax basis adjustments as a result of sales and exchanges of units in connection with or following the Proposed Transaction and certain distributions with respect to units, (ii) New Pubco’s utilization of certain tax attributes attributable to Blocker or the owners of Blocker prior to the Proposed Transaction, and (iii) certain other tax benefits related to entering into the Tax Receivable Agreements, including tax benefits attributable to making payments under the Tax Receivable Agreements. New Pubco will generally retain the benefit of the remaining 15% of these cash tax benefits. Estimating the amount of payments that may be made under the Tax Receivable Agreements is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The anticipated tax basis adjustments, as well as the amount and timing of any payments under the Tax Receivable Agreements, will vary depending upon a number of factors, including the timing of exchanges, the price of shares of New Pubco’s Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount of tax attributes and the amount and timing of New Pubco’s income.

If New Pubco exercises its right to terminate the Tax Receivable Agreements or in the case of a change in control of New Pubco or a material breach of New Pubco’s obligations under either the Blackstone Tax Receivable Agreement or the FoA Tax Receivable Agreement, all obligations under the Tax Receivable Agreements will be accelerated and New Pubco will be required to make a payment to the TRA Parties in an amount equal to the present value of future payments under the Tax Receivable Agreements, which payment would be based on certain assumptions, including those relating to New Pubco’s future taxable income.

As a result of the size of the anticipated tax basis adjustment of the tangible and intangible assets of New Pubco and New Pubco’s possible utilization of certain tax attributes, the payments that New Pubco may make under the Tax Receivable Agreements are expected to be substantial. The payments under the Tax Receivable Agreements are not conditioned upon continued ownership of New Pubco or FOA by the holders of FoA Units.

The preceding summary of certain terms and conditions of the Tax Receivable Agreements is qualified in its entirety by reference to the form of Tax Receivable Agreements, copies of which are included as Exhibit H to the Transaction Agreement which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

PIPE Subscription Agreements

In connection with the execution of the Transaction Agreement, effective as of October 12, 2020, New Pubco and Replay (except as otherwise described below) entered into separate subscription agreements (each, a “Subscription Agreement”) with a number of investors, including certain entities affiliated with the Principal Stockholders or the Sponsor (each a “Subscriber”), pursuant to which the Subscribers agreed to purchase, and New Pubco and Replay (except as otherwise described below) agreed to sell to the Subscribers, (i) Ordinary Shares of Replay, which will be converted into shares of Class A Common Stock in connection with the Closing, or (ii) in the case of the Subscribers affiliated with the Principal Stockholders, shares of Class A Common Stock (collectively, the “PIPE Shares”), for a purchase price of $10.00 per share, in a private placement (the “PIPE”). In the aggregate, the Subscribers have committed to purchase $250.0 million of PIPE Shares, including $10.0 million of PIPE Shares to be purchased by an affiliate of the Sponsor. Certain offering related expenses are payable by New Pubco, including customary fees payable to the placement agents, Morgan Stanley & Co. LLC, Goldman Sachs & Co., LLC and Credit Suisse Group AG and capital markets advisors, including Blackstone Securities Partners L.P. The Subscription Agreements are in the same form, except that Replay is not a party to the Subscription Agreements with the Subscribers affiliated with the Principal Stockholders (and certain conforming changes were made to such Subscription Agreements to reflect that Replay is not a party thereto). The closing of the sale of the PIPE Shares pursuant to the Subscription Agreements is contingent upon, among other customary closing conditions, the substantially concurrent consummation of the Proposed Transaction. The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Proposed Transaction and to meet the minimum cash requirements provided in the Agreement.

Pursuant to the Subscription Agreements, New Pubco agreed that, within 45 calendar days after the Closing, New Pubco will file with the SEC (at New Pubco’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “Resale Registration Statement”), and New Pubco will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, subject to certain conditions. Each Subscription Agreement will terminate upon the earlier to occur of (i) such date and time as the Transaction Agreement is terminated in accordance with its terms, and (ii) upon the mutual written agreement of each of the parties to the Subscription Agreement.

The foregoing description of the Subscription Agreements is qualified in its entirety by reference to the full text of the form of the Subscription Agreement, a copy of which is included as Exhibit 10.2 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K under the headings “Transaction Agreement” and “PIPE Subscription Agreements” is incorporated by reference herein. The shares of Class B Common Stock, the PIPE Shares and the Class A Common Stock to be issued to Blocker GP, the Sellers and the Blocker Shareholders will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Additional Information

In connection with the Proposed Transaction, a registration statement on Form S-4 (the “Form S-4”) is expected to be filed by New Pubco with the U.S. Securities and Exchange Commission (the “SEC”) that will include a proxy statement of Replay that will also constitute a prospectus of New Pubco. Replay, FoA and New Pubco urge investors, stockholders and other interested persons to read, when available, the Form S-4, including the preliminary proxy statement/prospectus and amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the Proposed Transaction, as these materials will contain important information about FoA, Replay and the Proposed Transaction. Such persons can also read Replay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, for a description of the security holdings of Replay’s officers and directors and their respective interests as security holders in the consummation of the Proposed Transaction. When available, the definitive proxy statement/prospectus will be mailed to Replay’s stockholders as of a record date to be established for voting on the Proposed Transaction. Shareholders will also be able to obtain copies of such documents, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: Replay Acquisition Corp., 767 Fifth Avenue, 46th Floor, New York, New York 10153, or info@replayacquisition.com. These documents, once available, can also be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

Replay, FoA, New Pubco and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Replay’s shareholders in connection with the Proposed Transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of Replay’s directors and executive officers in Replay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which was filed with the SEC on March 25, 2020. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Replay’s shareholders in connection with the Proposed Transaction will be set forth in the proxy statement/prospectus for the Proposed Transaction when available. Information concerning the interests of Replay’s and FoA’s participants in the solicitation, which may, in some cases, be different than those of Replay’s and FoA’s equityholders generally, will be set forth in the proxy statement/prospectus relating to the Proposed Transaction when it becomes available.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Replay’s and FoA’s actual results may differ from their expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Replay’s and FoA’s expectations with respect to future performance and anticipated financial impacts of the Proposed Transaction, the satisfaction or waiver of the closing conditions to the Proposed Transaction, and the timing of the completion of the Proposed Transaction.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside Replay’s and FoA’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Transaction Agreement; (2) the outcome of any legal proceedings that may be instituted against Replay, New Pubco and/or FoA following the announcement of the Transaction Agreement and the transactions contemplated therein; (3) the inability to complete the Proposed Transaction, including due to failure to obtain approval of the shareholders of Replay, certain regulatory approvals, or satisfy other conditions to closing in the Transaction Agreement; (4) the occurrence of any event, change, or other circumstance that could give rise to the termination of the Transaction Agreement or could otherwise cause the Proposed Transaction to fail to close; (5) the impact of COVID-19 on FoA’s business and/or the ability of the parties to complete the Proposed Transaction; (6) the inability to obtain or maintain the listing of New Pubco’s shares of common stock on the New York Stock Exchange following the Proposed Transaction; (7) the risk that the Proposed Transaction disrupts current plans and operations as a result of the announcement and consummation of the Proposed Transaction; (8) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by, among other things, competition, the ability of FoA to grow and manage growth profitably, and retain its key employees; (9) costs related to the Proposed Transaction; (10) changes in applicable laws or regulations; and (11) the possibility that FoA, Replay or New Pubco may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Replay’s most recent filings with the SEC and will be contained in the Form S-4, including the proxy statement/prospectus expected to be filed in connection with the Proposed Transaction. All subsequent written and oral forward-looking statements concerning Replay, FoA or New Pubco, the transactions described herein or other matters and attributable to Replay, FoA, New Pubco or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Each of Replay, FoA and New Pubco expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in their expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as required by law.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Replay, New Pubco or FoA, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
2.1	Transaction Agreement, dated as of October 12, 2020, among Replay Acquisition Corp.; Finance of America Equity Capital LLC; Finance of America Companies Inc.; RPLY Merger Sub LLC; RPLY BLKR Merger Sub LLC; Blackstone Tactical Opportunities Fund (Urban Feeder) – NQ L.P.; Blackstone Tactical Opportunities Associates – NQ L.L.C.; BTO Urban Holdings LLC, Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P., Libman Family Holdings LLC, The Mortgage Opportunity Group LLC, Joe Cayre, L and TF, LLC and UFG Management Holdings LLC; and BTO Urban and Family Holdings.
10.1	Sponsor Agreement, dated as of October 12, 2020, among Finance of America Companies Inc., Replay Sponsor, LLC, Replay Acquisition Corp., Finance of America Equity Capital LLC and certain other parties thereto.
10.2	Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Replay Acquisition Corp.

Date: October 16, 2020	By:	/s/ Edmond Safra
Name: Edmond Safra
Title: Co-Chief Executive Officer

Date: October 16, 2020	By:	/s/ Gregorio Werthein
Name: Gregorio Werthein
Title: Co-Chief Executive Officer